SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2012

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Lauralee E. Martin, who as previously announced will become the Chief Executive Officer of our Americas business segment effective January 1, 2013, will not stand for re-election to the Board of Directors (the “Board”) of Jones Lang LaSalle Incorporated (the “Company”) at its May, 2013 Annual Meeting of Shareholders (the “Annual Meeting”). This is consistent with the Chief Executive Officers of our other business segments. Ms. Martin will remain a member of the Board until the 2013 Annual Meeting.

(e) On November 27, 2012, the Company entered into a letter agreement (an “Agreement”) with each of Lauralee E. Martin and Peter C. Roberts. The Agreements, the principal terms and conditions of each of which are described below, are intended to confirm certain compensation and other matters. Each of the Agreements is being filed as an Exhibit to this Report and is incorporated hereby reference in its entirety.

Agreement with Ms. Martin

The Agreement with Ms. Martin includes the following principal agreements, terms and conditions:

•	Ms. Martin will become the Chief Executive Officer of our Americas business effective January 1, 2013. In that capacity, she will remain an International Director and a member of our Global Executive Committee (the “GEC”). Ms. Martin will continue to report to the Company’s President and Chief Executive Officer.

•	She will remain responsible for her current Global Chief Financial Officer role until such time as a successor for that position has been appointed. She will resign from her current Global Chief Operating Officer role effective December 31, 2012.

•	Except as specifically set forth in the Agreement, the determination of Ms. Martin’s compensation will continue to be made according to the various compensation plans that are applicable to her new position and subject to the discretion of the Compensation Committee of our Board of Directors (the “Compensation Committee”). The Agreement does not affect the amounts or terms of any of Ms. Martin’s outstanding unvested restricted stock units, cash awards or interests under either (1) the Jones Lang LaSalle Incorporated Stock Award and Incentive Plan as amended and restated as of April 15, 2012, including the Stock Ownership Program (SOP) thereunder (the “SAIP”), or (2) the GEC 2010-2014 Long-Term Incentive Compensation Program (the “GEC LTIP).

•	Ms. Martin will remain a GEC Participant for purposes of the Severance Pay Plan of the Company as amended and restated effective July 1, 2010 (the “Severance Plan”).

•	Ms. Martin’s base salary for her new position will not be less than it has been for her Global Chief Operating and Financial Officer role (subject only to future ratable reduction in the discretion of the Compensation Committee in the event that the base salaries for the Company’s Global Chief Executive Officer and the other Real Estate Services Regional CEOs (the “Regional CEOs”) are generally reduced in the event of financial downturn). She will have the opportunity for base compensation increases consistent with increases given to the Global Chief Executive Officer or the other Regional CEOs.

•	Her sharing rate in the net income pool for annual incentive bonuses under the SAIP will remain at least at the present 17% relative level. She will have the opportunity for an increased sharing percentage based on her performance in her new role.

•	Her sharing rate in the GEC LTIP award opportunity will remain at least at the present 20% relative level.

•	If she is involuntarily terminated (except for cause) from her new role at any time on or prior to December 31, 2014 (the first two years), then she will be paid as though she had remained in the position through that date, and will also qualify for benefits under the Severance Plan as though she had been involuntarily terminated on January 1, 2015. For purposes of determining the “negative discretion” percentage applied to the maximum potential annual incentive pool, her percentage will be no less than the average of the percentages paid to the other two Regional CEOs.

•	If she is involuntarily terminated (except for cause) from her new role at any time between January 1, 2015 and December 31, 2015 (the third year), then she will qualify for benefits under Severance Plan based on date of termination. For purposes of determining her “annual target bonus” under the Severance Plan, the percentage of the maximum potential reward applied to her bonuses will be no less than the average of the percentages used for the other two Regional CEOs.

•	If she voluntarily accepts a different position within the firm at any time, compensation will be no less than as agreed above with respect to her new role.

•	If she voluntarily terminates her employment on or after January 1, 2016, or she is involuntarily terminated for any reason on or after that date, she agrees that this will be deemed a retirement for purposes of the Severance Plan and that no benefits will accrue under such Plan.

Agreement with Mr. Roberts

The Agreement with Mr. Roberts includes the following principal agreements, terms and conditions:

•	Mr. Roberts will assume the role of Chief Strategy Officer of the Company effective January 1, 2013. In his new role, he will continue to report to the Company’s President and Chief Executive Officer, he will remain an International Director and he will remain a member of the GEC. His position as Chief Executive Officer of the Company’s Americas business segment will end as of the close of business on December 31, 2012.

•	Mr. Roberts’s base salary for the 2013 calendar year will continue to be US$350,000 annually. He will also be eligible for an annual cash performance incentive (an “Annual Bonus”) of up to US$1,100,000, payable no later than March 15, 2014, the final amount of which will be determined by the Chief Executive Officer of the Company under its Individual Performance Management Program.

•	His term as Chief Strategy Officer shall be from January 1, 2013 through December 31, 2013 (the “Term”). Prior to the end of the Term, the Company and Mr. Roberts will review the relationship for continuation of the role, or establishment of another role, in any case on mutually satisfactory terms in the discretion of each of Mr. Roberts and the Chief Executive Officer of the Company.

•	He will receive a non-prorated annual cash performance incentive for 2012 when annual bonuses are paid to other senior executives, but not later than March 15, 2013. This Annual Bonus will be in such amount as is determined consistent with company practice for senior executive bonuses for the 2012 fiscal year, without regard to his change in role; provided, however, his gross 2012 Annual Bonus amount will be paid entirely in cash (including any portion otherwise payable to senior executives in company equity or deferred cash). In no event will the gross amount of his 2012 Annual Bonus be less than the average of the 2012 Annual Bonuses (including, for the avoidance of doubt, any portion of such Annual Bonuses awarded as equity grants or deferred cash) paid to the Regional Chief Executive Officers of each of the Company’s EMEA and Asia-Pacific business segments (the “EMEA and AP CEOs”).

•	Through the last day of the Term, either Mr. Roberts or the Company may terminate his employment upon 30 days prior written notice. Upon such termination of his employment for any reason, he will be eligible to receive the GEC severance provided by the Severance Plan in the amounts and otherwise described as follows:

o        A lump sum cash amount comprising the sum of:

▪	An amount equal to 54 weeks base pay ($363,462); and
▪	An amount equal to his actual 2012 fiscal year Annual Bonus (namely, the Annual Bonus paid in 2013).

o	The Annual Bonus payment for the 2013 fiscal year prorated, based on the number of days employed during the year through the last day of employment, and based on a $1,100,000 annual bonus amount prior to proration, paid within 30 days after the date of termination; provided, in the event that the Company terminates his employment due to his material willful failure to perform certain obligations as set forth in the Agreement or the responsibilities of his new role as contemplated by the Agreement, he will not be eligible to receive any portion of this Annual Bonus for 2013.

o	All outstanding unvested restricted stock units and deferred cash awards will continue to vest according to their original schedules. Any existing or future 12-month restriction on Mr. Roberts’s sale of vested company shares will expire on his employment termination.

o	In order to receive separation payments under the Severance Plan, Mr. Roberts will execute the Company’s standard separation and release agreement substantially in the form provided to him separately. Unless he has breached the non-competition provisions set forth in such agreement, then within 30 days after the end of the compliance period thereunder, the Company will pay him a lump sum cash amount equal to the payment or, to the extent of any deferred payment, the amount awarded, to each of the other EMEA and AP CEOs in 2013 under the operation of the GEC LTIP for the 2012 calendar year.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this Report:

	10.1	Letter Agreement dated November 27, 2012 between Jones Lang LaSalle Incorporated and Lauralee E. Martin

	10.2	Letter Agreement dated November 27, 2012 between Jones Lang LaSalle Incorporated and Peter C. Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2012	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	Letter Agreement dated November 27, 2012 between Jones Lang LaSalle Incorporated and Lauralee E. Martin

Exhibit 10.2	Letter Agreement dated November 27, 2012 between Jones Lang LaSalle Incorporated and Peter C. Roberts